Exhibit 99.1

Contact Info: Joseph R. Lussier, Executive Vice President, Chief Financial Officer and Treasurer (978) 656-5578

Enterprise Bancorp, Inc. Announces 2020 Annual Meeting of Stockholders Will Be Held Solely Through Remote Communication

LOWELL, Mass., April 20, 2020 (GLOBE NEWSWIRE) - On April 20, 2020, the Board of Directors of Enterprise Bancorp, Inc. (the “Company”) (NASDAQ:EBTC) announced that, in light of emergency legislation recently passed by the General Court of the Commonwealth of Massachusetts and signed into law by Governor Charlie Baker on April 3, 2020 temporarily permitting Massachusetts public corporations to hold meetings of stockholders solely by means of remote communication due to the ongoing public health impact of the coronavirus (COVID-19) pandemic, the Company’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”) will be held solely through means of remote communication. Stockholders will not be able to attend the Annual Meeting in person. The previously announced date and time of the Annual Meeting (Tuesday, May 5, 2020 at 4:00 p.m., Eastern Time) have not changed.
Stockholders of record as of the close of business on March 2, 2020, the record date for the Annual Meeting, who wish to participate in the Annual Meeting by means of remote communication may do so in one of two ways:

•	In order to vote and ask questions: log onto www.meetingcenter.io/245755568 with your control # provided on the proxy card and password EBTC2020; OR

•	Listen only: call 1-866-579-7167.

Those planning to participate in the Annual Meeting by means of remote communication should connect to the teleconference at least 10 minutes prior to the start of the Annual Meeting. If you are a beneficial owner and hold your shares in "street name," please contact your bank, broker or other nominee for additional instructions on how you may participate in the Annual Meeting. Please refer to the Annual Meeting materials previously filed by the Company with the Securities and Exchange Commission for additional information.
The Company encourages eligible stockholders to vote on the proposals prior to the Annual Meeting using the instructions provided in the proxy statement previously distributed. The proxy card included with the proxy materials previously distributed should continue to be used to vote shares in connection with the Annual Meeting. Stockholders will also have the opportunity to vote their shares during the Annual Meeting.
About Enterprise Bancorp, Inc.
Enterprise Bancorp, Inc. is a Massachusetts corporation that conducts substantially all of its operations through Enterprise Bank and Trust Company, commonly referred to as Enterprise Bank.  Enterprise Bank is principally engaged in the business of attracting deposits from the general public and investing in commercial loans and investment securities.  Through Enterprise Bank and its subsidiaries, the Company offers a range of commercial, residential and consumer loan products, deposit products and cash management services, digital banking options, and insurance services.  Enterprise Bank also provides a range of wealth management, wealth services and trust services delivered via two channels, Enterprise Wealth Management and Enterprise Wealth Services.  The Company’s headquarters and Enterprise Bank’s main office are located at 222 Merrimack Street in Lowell, Massachusetts.  The Company’s primary market area is the Greater Merrimack Valley, Nashoba Valley, and North Central regions of Massachusetts and Southern New Hampshire (Southern Hillsborough and Rockingham counties).  Enterprise Bank has 25 full-service branches located in the Massachusetts communities of Lowell (2), Acton, Andover, Billerica (2), Chelmsford (2), Dracut, Fitchburg, Lawrence, Leominster, Lexington, Methuen, Tewksbury (2), Tyngsborough and Westford and in the New Hampshire communities of Derry, Hudson, Nashua (2), Pelham, Salem and Windham.  The Company is also in the process of establishing a branch office in North Andover, MA and anticipates that this location will open in the second half of 2020.
This press release contains statements that the Company believes are “forward-looking statements.” These statements relate to the Annual Meeting, including its plans, objectives, future performance or business. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, and actual results and performance in future periods may be materially different from any future results or performance suggested by the forward-looking statements in this release. Factors that might cause such differences include, but are not limited to, those identified in our risk factors contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.  Such forward-looking statements speak only as of the date of this release. The Company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in the Company’s expectations of results or any change in events, except as may be required by law.